ETH-65

Confidential treatment requested by the registrant for its submission of this draft registration statement pursuant to Securities and Exchange Commission Rule 83

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

Exhibit 4.5

MASTER PARTICIPANT AGREEMENT

This Master Participant Agreement (this “Agreement”), dated as of January 11, 2019, is entered into by and among Genesis Global Trading, Inc. (the “Authorized Participant”), and Grayscale Investments, LLC, a Delaware limited liability company, as sponsor (the “Sponsor”) of each Trust listed on Schedule I to this Agreement (each, a “Trust” and, collectively, the “Trusts”).

SUMMARY

As provided in the trust agreement governing each Trust (each, a “Trust Agreement”), as currently in effect and described in the Confidential Private Placement Memorandum of each Trust (each, a “Memorandum”), common units of fractional undivided beneficial interest in a Trust (“Shares”) may be created or, if authorized by the Sponsor, redeemed by such Trust, in aggregations of 100 Shares (each aggregation, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and entered into an effective Participant Agreement with such Trust. Baskets of a Trust are offered only pursuant to the relevant Memorandum, as the same may be amended from time to time thereafter, or any successor Memorandum in respect of Shares of such Trust. Under each Trust Agreement, the Sponsor is authorized to issue Baskets, or delegate authority to issue Baskets, to, and, if redemptions are authorized by the Sponsor, accept redemptions of Baskets from, Authorized Participants. The Authorized Participant may purchase Baskets of a Trust for its own account or as agent for investors who have entered into a subscription agreement (the “Subscription Agreement”) relating to such Trust with the Authorized Participant (each such investor, an “Investor”), but it does not have any obligation or responsibility to the Sponsor or any Trust to affect any sale or resale of Shares. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets of a Trust.

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in each Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of a Trust Agreement, the provisions of such Trust Agreement shall control, and to the extent there is a conflict between any provision of this Agreement and the provisions of a Memorandum, such Memorandum shall control; provided, however, that if there is a conflict between the Procedures (defined below) and any provision of a Trust Agreement (other than Section 1.5 and Section 6.4(m) of such Trust Agreement) or a Memorandum, the Procedures shall control; and provided, further, that in the event of any conflict between Section 1.5 and Section 6.4(m) of such Trust Agreement and any of the provisions of this Agreement, the corresponding Memorandum or the Procedures, Section 1.5 and Section 6.4(m) of such Trust Agreement shall control. For the avoidance of doubt, any action which is referred to herein as an action being taken by the Sponsor may be taken by a party whom the Sponsor has duly authorized to take such action. Additionally, any amendments to the Procedures will not require any amendments to any Trust Agreement.

ETH-66

Confidential treatment requested by the registrant for its submission of this draft registration statement

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To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders to create or, if authorized by the Sponsor, redeem, one or more Baskets of a Trust, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Annex A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.

Section 2. Representations, Warranties and Covenants of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Authorized Participant will maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(b) The Authorized Participant shall act in a manner consistent with the instructions of any Trust and materially comply with all applicable laws, including, without limitation, securities laws of each jurisdiction in which the Authorized Participant proposes to carry on the business contemplated by this Agreement. Without limitation on the foregoing, the Authorized Participant shall not knowingly take any action or omit to take any action that would cause the Authorized Participant, any Trust or the Sponsor to be in violation of, or to lose any applicable exemption from registration under the Securities Act, the 1934 Act, and the rules and regulations promulgated thereunder, the Investment Company Act or the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder. The Authorized Participant represents and warrants that it has sufficient familiarity with the Securities Act, the 1934 Act, the Investment Company Act, and the Advisers Act to carry out its duties under this Agreement in compliance with the preceding sentence. The Authorized Participant’s responsibility to each Trust is solely contractual in nature, the Authorized Participant has been retained solely to act as a placement agent and no fiduciary, advisory or agency relationship between any Trust and the Authorized Participant has been created.

(c) The Authorized Participant hereby represents, covenants and warrants that it maintains a wallet or wallets from a reputable digital asset wallet software provider, or with a third party provider of digital asset wallets, for the digital assets held by each Trust. If there is any change in the foregoing, the Authorized Participant shall give immediate notice to the Sponsor of such event.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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(d) The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, could be interpreted as resulting in (i) its being deemed a “money services business” by the Financial Crimes Enforcement Network, a bureau of the United States Department of Treasury and/or (ii) a money transmitter or entity engaged in virtual currency business activity under state law. The Authorized Participant agrees to consult its own counsel in connection with entering into this Agreement and transacting in digital assets.

(e) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

(f) The Authorized Participant shall act in a manner consistent with all applicable laws concerning money laundering and similar activities. In furtherance of such efforts, the Authorized Participant shall not mention or send any materials related to a Trust to any prospective investor, unless, to the Authorized Participant’s knowledge, on the basis of the Authorized Participant’s prior relationship with the prospective investor: (i) none of the digital assets, cash or property that would be paid to the Authorized Participant in connection with an investment in such Trust, would be derived from, or related to, any activity that is deemed criminal under the United States law or any other applicable law, including anti-corruption laws, anti-bribery laws, OFAC regulations or otherwise; and (ii) no contribution or payment to the Authorized Participant in connection with an investment in such Trust by such prospective investor would cause such Trust or the Sponsor to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(g) The Authorized Participant hereby represents and warrants to each Trust that the Authorized Participant: (i) has exercised reasonable care to identify each covered person of each Trust set forth in paragraph (d)(1) of Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), that is an officer of the Authorized Participant participating in the offering of the securities that is the subject of this Agreement or a financial advisor or registered representative/agent soliciting investors in connection with such offering; (ii) has exercised reasonable care to ascertain whether (A) a disqualification exists under clauses (i) through (viii) of paragraph (d)(1) of such Rule 506 with respect to each such covered person, as well as the Authorized Participant’s general partners, managing members, or directors, and executive officers, as applicable, and (B) whether any disclosure is required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such person; and (iii) does not know of (A) any disqualification that exists under paragraph (d)(1) of such Rule 506 in respect of any such person or (B) of any disclosure required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such person. The Authorized Participant further represents and warrants to each Trust that the Authorized Participant shall, within a reasonable time, implement policies, procedures

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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and controls reasonably designed to detect the occurrence of any event that could reasonably be expected to lead to any disqualification under paragraph (d)(1) of Rule 506 in respect of any such covered person. The Authorized Participant covenants to each Trust that the Authorized Participant will inform such Trust as promptly as reasonably practical of the occurrence of any event in respect of any covered person of such Trust that could reasonably be expected to give rise to a disqualification under such paragraph, including any pending or threatened litigation or regulatory actions, as well as the occurrence of any event that does, in fact, give rise to a disqualification under paragraph (d)(1) of Rule 506.

(h) The Authorized Participant hereby confirms to each Trust that the Authorized Participant, prior to submission of any order to create one or more Baskets of such Trust, will have taken reasonable steps to verify that any Investor for whom the Authorized Participant is acting as agent in connection with such Creation Order is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, and will have determined that such Investor is an “accredited investor” within the meaning of such Rule 501(a). Each submission of a Creation Order by the Authorized Participant shall be deemed to bring down this representation to such date and to make such representation on and as of such date with respect to each such Investor on behalf of which the Authorized Participant is placing such Creation Order. The Authorized Participant understands that the Shares of each Trust are being offered by means of a general solicitation or general advertising, that each Trust relies upon Rule 506(c) of Regulation D under the Securities Act for exemption from the registration requirements of the Securities Act for offerings not subject to limitation on the manner of offering, and that each Trust is relying on the foregoing representations from the Authorized Participant for exemption from the registration requirements of the Securities Act in respect of the Shares of such Trust being created in any creation transaction by the Authorized Participant.

(i) The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

(j) The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any broker or employee (in his or her capacity as such) by the Securities and Exchange Commission, FINRA or any other self-regulatory organization that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

ETH-69

Confidential treatment requested by the registrant for its submission of this draft registration statement pursuant to Securities and Exchange Commission Rule 83

(k) The Authorized Participant hereby represents, covenants and warrants that each Investor in a Trust shall be required in its Subscription Agreement to make the usual and customary representations made in private placements undertaken pursuant to Rule 506 of Regulation D, including:

1.

that they have had an opportunity at a reasonable time prior the date that a Creation Order is processed to ask questions and receive answers concerning the terms and conditions of the offering of Shares of such Trust and to obtain any additional information which the Authorized Participant possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information in such Trust’s Memorandum; and

2.

that they understand that the Shares of such Trust are “restricted securities” that cannot be resold without registration under the Securities Act and state securities laws or exemption therefrom, and that they are purchasing the securities for investment purposes only and not with a view to resale.

(l) The Authorized Participant understands and agrees that the submission of a Creation Order also will be deemed to bring down representations made by the Authorized Participant in this Agreement that no general partner, managing member, director, executive officer or other officer of the Authorized Participant participating in the offering of the Shares of any Trust has experienced any disqualifying event set forth in clauses (d)(1)(i) through (d)(1)(viii) of Rule 506 of Regulation D.

(m) The Authorized Participant understands that the Sponsor intends to restrict the aggregate investment by “benefit plan investors” (as defined in the Memorandum) in each Trust to under 25% of the total value of each class of equity interests of each Trust to ensure that the assets of each Trust will not be deemed to be “plan assets” for purposes of the “Plan Asset Regulations” set forth at 29 C.F.R. 2510.3-101 and the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Accordingly, the Authorized Participant represents covenants and agrees that (1) the Authorized Participant is not a “benefit plan investor” (as that term is defined in the Plan Asset Regulations) and (2) that it has ascertained, through the Subscription Agreement, and communicated to the Sponsor and the relevant Trust, whether any Investor in such Trust is a benefit plan investor.

(n) The Authorized Participant represents and warrants that it will not place a Redemption Order (as defined in the Procedures) for the purpose of, if redemption of Baskets of a Trust is permitted, redeeming Baskets of such Trust unless it first ascertains that (i) it or the relevant Investor, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the Total Basket Amount (as defined in the Procedures) associated with such redemption and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of any arrangement which would preclude the unfettered delivery of such Baskets to the Sponsor as required pursuant to the Procedures.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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(o) The Authorized Participant represents and warrants that prior to submitting a Redemption Order to the Sponsor or its delegate, the Authorized Participant will first ascertain (i) that the digital asset wallet to be used in connection with the Redemption Order is owned outright by the Authorized Participant or it has full legal authority and legal and beneficial right to any digital assets transferred to such digital asset wallet address and (ii) that the relevant Authorized Participant Self-Administered Account is appropriately designated for delivery of digital assets in the Total Basket Amount by the relevant Trust.

Section 3. Orders. (a) All orders to create or redeem Baskets of a Trust shall be made in accordance with the terms of the relevant Trust Agreement, this Agreement and the Procedures. Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Sponsor may issue procedures from time to time relating to the manner of creating or redeeming Baskets of a Trust which are not related to the Procedures, and the Authorized Participant shall comply with such procedures of which it has been notified in accordance with this Agreement.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is an Investor or otherwise) that each order to create one or more Baskets (a “Creation Order”) and each order to redeem one or more Baskets (a “Redemption Order”, and any Redemption Order or Creation Order, an “Order”) of a Trust may not be revoked by the Authorized Participant upon its delivery to the Sponsor or its delegate. A form of Creation Order Form is attached hereto as Exhibit B and a form of Redemption Order Form is attached hereto as Exhibit C.

(c) The Sponsor or its delegate shall have the absolute right, but shall have no obligation, to reject any Creation Order or Total Basket Amount if (i) the Creation Order is not in proper form as described herein, (ii) the Creation Order would cause participation by benefit plan investors in the relevant Trust to be “significant” (as that term is defined in the Plan Asset Regulations), (iii) circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible for the relevant Trust to issue Creation Baskets, (iv) the fulfillment of the Creation Order, in the opinion of counsel, might be unlawful, (v) any such action is deemed necessary or advisable by the Sponsor or its delegate or (vi) for any reason at any time or from time to time. The Sponsor or its delegates shall not be liable to any person by reason of the rejection of any Creation Order or Total Basket Amount.

(d) The Sponsor or its delegate shall have the absolute right, but shall have no obligation, to reject any Redemption Order or Redemption Baskets if (i) the Redemption Order is not in proper form as described herein, (ii) the Redemption Order would cause participation by benefit plan investors in the relevant Trust to be “significant” (as that term is defined in the Plan Asset Regulations), (iii) circumstances outside the control of the Sponsor or its delegates make it for all practical purposes not feasible the relevant Trust to redeem Redemption Baskets, (iv) the fulfillment of the Redemption Order, in the opinion of counsel, might be unlawful, (v) any such action is deemed necessary or advisable by the Sponsor or its delegate or (vi) for any reason at any time or from time to time. The Sponsor or its delegates shall not be liable to any person by reason of the rejection of any Redemption Order or Redemption Baskets.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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(e) The creation and, if permitted, redemption of Shares of a Trust may be suspended generally, or refused with respect to a particular Creation Order or Redemption Order relating to such Trust, during any period during which the transfer books of the Transfer Agent (as defined in the relevant Trust Agreement) are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process such Orders. None of the Sponsor or its delegates shall be liable for the suspension or rejection of any Order.

Section 4. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Sponsor or its delegate notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth (i) the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”) and (ii) one or more email addresses from which notices regarding a Creation Order or Redemption Order will be generated and to which notices regarding a Creation Order or Redemption Order can be sent (a “Participant email”). The Sponsor or its delegate may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor or its delegate receives a superseding certificate bearing a subsequent date. Upon the elimination of any of the Participant emails, the Authorized Participant shall give immediate written notice of such fact to the Sponsor or its delegate and such notice shall be effective upon receipt by the Sponsor or its delegate. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Sponsor or its delegate and such notice shall be effective upon receipt by the Sponsor or its delegate.

Section 5. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and each Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor, and not an employee, director, officer, constituent partner, manager, member or affiliate of any Trust. The Authorized Participant has no authority to represent that it or any person affiliated with it is anything other than an independent contractor of each Trust, and such representation, if made, shall not bind any Trust or any affiliate thereof, and must not be relied upon by any person. The Authorized Participant, in its capacity as Authorized Participant, agrees that neither it nor any of its affiliates is authorized to make any representation concerning any Trust.

(b) The Authorized Participant shall make itself and its employees available, upon request, during normal business hours to consult with the Sponsor or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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(c) The Authorized Participant acknowledges that each submission of a Creation Order by the Authorized Participant shall be deemed to bring down the representations made in Section 2 above to such date.

(d) The Authorized Participant acknowledges that it has obtained a copy of each Trust’s Memorandum.

Section 6. Digital Asset Transactions. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE.

(a) The digital asset wallet addresses that (i) are known to the Sponsor or its delegates or to any security vendor or vendors of a Trust (the “Security Vendors”), as specified in the Procedures and (ii) are currently active at the time of a creation or redemption transaction with a Trust are each an Authorized Participant self-administered account (each, an “Authorized Participant Self-Administered Account”). The Authorized Participant shall provide the Sponsor or its delegates with one or more Authorized Participant Self-Administered Accounts. If the Authorized Participant becomes unable to continue to provide any Trust with at least one Authorized Participant Self-Administered Account, the Authorized Participant shall give immediate notice to the Sponsor of such event.

(b) Any digital assets to be transferred in connection with any Creation Order or Redemption Order shall be transferred between an Authorized Participant Self-Administered Account and the account or accounts holding the relevant Trust’s digital assets (each, a “Digital Asset Account”; each Digital Asset Account and Authorized Participant Self-Administered Account, an “Account”) in accordance with the Procedures.

(c) Each of the parties hereto acknowledges and agrees that (i) it has the computer hardware, software and technological knowhow required to transact in digital assets; (ii) it is responsible for confirming the accuracy of any Account it is provided and that it provides in connection with any Creation Order or Redemption Order pursuant to this Agreement; and (iii) it is responsible for and bears the risk of loss for all digital assets transferred from an Account it owns to an Account owned by another party hereto.

(d) Authorized Participants will receive no other fees, commissions or other form of compensation or inducement of any kind from the Sponsor or any Trust in connection with a Creation Orders and Redemption Orders, and Authorized Participants will receive no Fee in connection with any subscription amount paid to the relevant Authorized Participant in digital assets.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Section 7. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless each Trust and the Sponsor, their respective direct or indirect affiliates and their respective directors, trustees, sponsors, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation, including reasonable costs involved in defending itself in connection with an investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provision of this Agreement; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with any applicable laws or the applicable rules and regulations in connection with this Agreement; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares of a Trust, any AP Indemnified Party or such Trust that is not consistent with such Trust’s then-current Memorandum made in connection with the offer or the solicitation of an offer to buy or sell such Shares.

(b) The Sponsor hereby indemnifies and holds harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents (each, a “Sponsor Indemnified Party”) from and against any losses (other than de minimis losses), liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation, including reasonable costs involved in defending itself in connection with an investigation) incurred by such Sponsor Indemnified Party as a result of or in connection with: (i) any breach by the Sponsor of any provision of this Agreement; (ii) any failure on the part of the Sponsor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Sponsor to comply with any applicable laws and any applicable rules and regulations in connection with this Agreement, except that the Sponsor shall not be required to indemnify a Sponsor Indemnified Party to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Sponsor Indemnified Parties or the negligence or willful malfeasance of any Sponsor Indemnified Party; or (iv) any untrue statement or alleged untrue statement of a material fact contained in a Memorandum or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in such Memorandum based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in such Memorandum.

(c) This Section 7 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any fraud, gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be.

(d) The term “affiliate” in this Section 7 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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(e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) or is insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the relevant Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the relevant Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and a Trust, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of digital assets transferred to such Trust under this Agreement, on the one hand (expressed in U.S. Dollars), and the amount of economic benefit received by the Authorized Participant in connection with this Agreement, on the other hand. To the extent applicable, the relative fault of the Sponsor, on the one hand, and of the Authorized Participant, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor or by the Authorized Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 7(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such losses, liabilities, damages, costs and expenses.

(f) The Sponsor and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price (expressed in U.S. Dollars) at which the Shares of a Trust were initially created by the Authorized Participant (for avoidance of doubt, in an amount equal to the U.S. Dollar value of the Total Basket Amount deposited with such Trust at the time of creation) exceeds the amount of any damages which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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(g) The indemnity and contribution agreements contained in this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree to promptly notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares of any Trust or in connection with a Memorandum.

Section 8. Liability.

(a) Limitation of Liability. In the absence of fraud, gross negligence, bad faith or willful misconduct, neither the Sponsor nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or a Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

Section 9. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) calendar days prior written notice to the other parties unless earlier terminated: (i) upon notice to the Authorized Participant by the Sponsor in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; or (ii) at such time as all of the Trusts have been terminated pursuant to their respective Trust Agreements.

Section 10. Certain Representations, Warranties and Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of each Trust:

(a) agrees to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in a Memorandum then being used so that such Memorandum would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to promptly prepare and furnish, at the expense of the relevant Trust, to the Authorized Participant such amendments or supplements to such Memorandum as may be necessary to reflect any such change;

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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(b) represents and warrants to the Authorized Participant that the Sponsor, on behalf of each Trust, (i) has exercised reasonable care to identify each covered person of each Trust set forth in paragraph (d)(1) of Rule 506 of Regulation D under the Securities Act (other than the Authorized Participant and its directors, the executive officers and other employees or officers who participate in the offering); (ii) has exercised reasonable care to ascertain whether (A) a disqualification exists under clauses (i) through (viii) of paragraph (d)(1) of Rule 506 with respect to each such covered person and (B) whether any disclosure is required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such covered person; and (iii) does not know of (A) any disqualification that exists under paragraph (d)(1) of Rule 506 in respect of any such covered person or (B) of any disclosure required to be made pursuant to paragraph (e) of such Rule 506 in respect of any matter experienced by any such covered person;

(c) further represents and warrants to the Authorized Participant that each Trust has in place policies, procedures and controls reasonably designed to detect the occurrence of any event that could reasonably be expected to lead to any disqualification under paragraph (d)(1) of Rule 506 in respect of such covered person; and

(d) covenants to the Authorized Participant that the Sponsor will inform the Authorized Participant as promptly as reasonably practical of the occurrence of any event in respect of any such covered person that could reasonably be expected to give rise to a disqualification under such paragraph, including any pending or threatened litigation or regulatory actions, as well as the occurrence of any event that does, in fact, give rise to a disqualification under paragraph (d)(1) of Rule 506.

In addition, any certificate signed by any officer of the Sponsor and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Sponsor as to matters covered thereby to the Authorized Participant.

Section 11. Third Party Beneficiaries. Each AP Indemnified Party and Sponsor Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against any party hereto (including by bringing proceedings against the parties hereto in its own name) to enforce any obligation of such party under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 12. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism; any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities; any transport, port, or airport disruption; and acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Section 13. Miscellaneous.

(a) Amendment and Modification. This Agreement, the Procedures and the Schedules and Exhibits hereto may be amended, modified or supplemented by the Sponsor without consent of any beneficial owner or the Authorized Participant from time to time by the following procedure: the Sponsor will send a copy of the proposed amendment, modification or supplement to the Authorized Participant via email or regular mail. For the purposes of this Agreement, (i) an email will be deemed received by the recipient thereof on the day the notice is sent and (ii) mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Procedures, the Schedules or the Exhibits, as the case may be, in accordance with its terms; provided, however, that any amendments to the Procedures shall not apply retroactively to Orders submitted prior to the effectiveness of such amended Procedures as set forth herein.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be in writing, given in person, by mail (postage prepaid) by overnight courier, or by confirmed email or confirmed facsimile, and any such notice shall be effective when received at the address or email address specified for the intended recipient below (or at such other address as such recipient may designate from time to time by written notice to the other parties), and with it being agreed that electronic signature (e.g. PDF email) shall have the same force and effect as an original signature for all notice purposes. Unless otherwise notified in writing, all notices to a Trust shall be given or sent to the Sponsor. All notices shall be directed to the address or facsimile numbers indicated below the signature line of the parties on the signature page hereof or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties hereto, which shall not be unreasonably withheld, provided that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of such party without

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further action under this Agreement and except that the Sponsor may delegate its obligations hereunder to any such person as the Sponsor, in its sole discretion, deems fit by notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Sponsor of a Trust at such time as such successor qualifies as a successor Sponsor of such Trust under the terms of the relevant Trust Agreement.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and of any federal court located in the Borough of Manhattan in such State, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g) Counterparts. This Agreement may be executed in several counterparts (including by facsimile and other electronic means), each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement and each Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and any Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof; provided, however, that the Authorized Participant shall not be deemed by this provision, or any other provision of this Agreement, to be a party to any Trust Agreement.

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(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable. In that case, upon the Sponsor’s notification to the Authorized Participant of such a determination, this Agreement shall immediately terminate.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality and (ii) “including” means “including, but not limited to.”

Section 14. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each Trust, the Sponsor and the Authorized Participant set forth in, or made pursuant to, this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Authorized Participant, any Trust, the Sponsor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated for any reason, Sections 7 and 11 hereof shall survive the termination of this Agreement and remain in effect. If this Agreement is terminated pursuant to Section 9, the representations and warranties in Sections 2, 5, 6 and 10 hereof and shall also remain in effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Authorized Participant and the Sponsor, on behalf of itself and each Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

Grayscale Investments, LLC, the Sponsor of each of Trust

By:	/s/ Michael Sonnenshein

Name:	Michael Sonnenshein

Title:	Managing Director

Address:	250 Park Avenue South
New York, New York 10003

Telephone:	(212) 668-5921

Facsimile:	(212) 937-3645

Email:	info@grayscale.co

Genesis Global Trading, Inc., the Authorized Participant

By:	/s/ Soichiro Moro

Name:	Soichiro Moro

Title:	CEO

Address:	250 Park Avenue South
New York, New York 10003

Telephone:	(212) 668-5921

Facsimile:	(646) 619-4410

Email:	trading@genesistrading.com

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SCHEDULE I

1.	Grayscale Bitcoin Trust (BTC), a Delaware statutory trust formed on September 13, 2013.

2.	Grayscale Bitcoin Cash Trust (BCH), a Delaware statutory trust formed on January 26, 2018.

3.	Grayscale Ethereum Trust (ETH), a Delaware statutory trust formed on December 13, 2017.

4.	Grayscale Ethereum Classic Trust (ETC), a Delaware statutory trust formed on April 18, 2017.

5.	Grayscale Horizen Trust (ZEN), a Delaware statutory trust formed on July 3, 2018.

6.	Grayscale Litecoin Trust (LTC), a Delaware statutory trust formed on January 26, 2018.

7.	Grayscale Stellar Lumens Trust (XLM), a Delaware statutory trust formed on October 26, 2018.

8.	Grayscale XRP Trust (XRP), a Delaware statutory trust formed on February 26, 2018.

9.	Grayscale Zcash Trust (ZEC), a Delaware statutory trust formed on February 26, 2018.

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EXHIBIT A

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Master Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Master Participant Agreement.

Authorized Participant: Genesis Global Trading, Inc.

Name: Soichiro Moro	Name: Michael Paleokrassas

Title: CEO	Title: Managing Director

Signature:	Signature:

Name:	Name: Carl Bergman

Title:	Title: Operations Associate

Signature:	Signature:

The following are email addresses (each a “Participant email”) where the Sponsor, or any party delegated by the Sponsor, may send, and from which it may receive, emails relating to any activity contemplated by the Master Participant Agreement or any other notice, request or instruction on behalf of a Trust pursuant to the Master Participant Agreement.

email 1: trusts@genesistrading.com	email 2: genesis@genesistrading.com

Confirm email 1: trusts@genesistrading.com	Confirm email 2: genesis@genesistrading.com

The undersigned, Soichiro Moro, CEO of Genesis Global Trading, Inc., hereby certifies that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Master Participant Agreement by and between Genesis Global Trading, Inc. and Grayscale Investments, LLC, dated June 11, 2018 (the “Master Participant Agreement”), and that their signatures set forth above are their own true and genuine signatures. The undersigned further certifies that the emails listed above are the correct email addresses where the Sponsor, or its delegate, may send emails relating to any activity contemplated by the Master Participant Agreement. A receipt confirmation for correspondence sent to any of the emails listed above shall serve as conclusive evidence that the confirmation was provided pursuant to the Master Participant Agreement.

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IN WITNESS WHEREOF, the undersigned has hereby set his/her hand and the seal of Genesis Global Trading, Inc. on the date set forth below.

Subscribed and sworn to before me	By:
this [ ] day of June, 2018
	Name:	Soichiro Moro

	Title:	CEO

	Date:	June [ ], 2018
Notary Public

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EXHIBIT B

FORM OF CREATION ORDER FORM

Trust:

Authorized Participant:

Order Date:

Number of Shares to be issued:

Number of Creation Baskets to be issued:

Total Basket Amount:

Authorized Participant Self-Administered Account*:

*

“Authorized Participant Self-Administered Account” means a digital asset wallet address provided and known to the Sponsor, its delegate and the Trust’s Security Vendors as belonging to the Authorized Participant.

All Creation Orders are subject to the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement, as amended from time to time (the “Trust Agreement”) of [                     ] Trust (the “Trust”), as currently in effect and the Master Participant Agreement among the Authorized Participant and the Sponsor named therein (the “Master Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Master Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given in the Procedures.

Listed below are the names of the investors that will beneficially own Shares obtained pursuant to this Creation Order (each, an “Investor”), the number of Shares that each such Investor will own and an indication of whether the Investor is a benefit plan investor (as defined in the Trust’s Memorandum).

Name:	Number of Shares:	☐ benefit plan investor

Name:	Number of Shares:	☐ benefit plan investor

Name:	Number of Shares:	☐ benefit plan investor

Name:	Number of Shares:	☐ benefit plan investor

Name:	Number of Shares:	☐ benefit plan investor

The Authorized Participant confirms to the Trust that it has, within the past three months, taken reasonable steps to verify that each such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has determined that such person is an accredited investor. Additionally, such Investor(s) represent(s) and warrant(s) in its (their) Subscription Agreement that, among other things, it has reviewed and understands the risks of an investment in the Trust, has the financial knowledge and experience to evaluate such investment, is able to bear the substantial risks of an investment in the Trust and is able to afford to lose its entire investment.

In connection with the Authorized Participant’s acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Sponsor, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in its name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Trust Agreement, or which may be required to be filed by the Trust or the Trust’s Shareholders under the laws of any jurisdiction; (ii) any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and (iii) the Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Shareholder, or of others as additional or substituted Shareholders, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant’s subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant’s Shares.

The undersigned understands that by submitting this Creation Order, he/she is making the representations and warranties set forth in the Master Participant Agreement and is also granting an irrevocable Power of Attorney.

Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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The undersigned hereby certifies as of the date set forth below that he/she is an Authorized Person under the Master Participant Agreement and that he/she is authorized to deliver this Creation Order to the Sponsor on behalf of the Authorized Participant.

Date:

Accepted by:

[ ] Trust

By: Grayscale Investments, LLC, as Sponsor

By:
Name: Title:

By:
Name: Title:

(Please Print Name of Authorized Participant)

By:
Name:
Title:

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EXHIBIT C

FORM OF REDEMPTION ORDER FORM

Trust:

Authorized Participant:

Date:

Number of Shares to be redeemed:

Number of Redemption Baskets to be issued:

Authorized Participant Self-Administered Account*:

*

“Authorized Participant Self-Administered Account” means a digital asset wallet address provided and known to the Sponsor, its delegates and the Trust’s Security Vendors as belonging to the Authorized Participant.

All Redemption Orders are subject to the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement, as amended from time to time (the “Trust Agreement”), of [                    ] Trust (the “Trust”) as currently in effect and the Master Participant Agreement among the Authorized Participant and the Sponsor named therein (the “Master Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Master Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning given in the Procedures.

The undersigned represents and warrants that prior to submitting this Redemption Order, the Authorized Participant has ascertained that (i) the digital asset wallet to be used in connection with the Redemption Order is owned outright by the Authorized Participant or it has full legal authority and legal and beneficial right to any digital assets transferred to such digital asset wallet and (ii) the Authorized Participant Self-Administered Account is appropriately designated for receipt of the number of digital assets equal to the Total Basket Amount distributed by the Trust.

THE UNDERSIGNED UNDERSTANDS THAT IT IS SOLELY RESPONSIBLE FOR THE ACCURACY OF THE AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT PROVIDED FOR THE TRANSFER OF THE TOTAL BASKET AMOUNT PURSUANT TO THIS REDEMPTION ORDER.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Master Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Sponsor on behalf of the Authorized Participant. The undersigned understands that by submitting this Redemption Order he/she is making the representations and warranties set forth in the Master Participant Agreement.

[NAME OF AUTHORIZED PARTICIPANT]

Date:	By:
Name:
Title:

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ANNEX A

ARTICLE I

SCOPE OF PROCEDURES

This Annex A to the Master Participant Agreement (the “Master Participant Agreement”) supplements the Master Participant Agreement, the Memorandum and each Trust Agreement (as defined below) with respect to the procedures (the “Procedures”) to be used in processing (1) creation orders for the creation of one or more Baskets (as defined below) (“Creation Order”) of any Trust listed on Schedule I to the Master Participant Agreement (each, a “Trust”) or (2) redemption orders for the redemption of one or more Baskets (“Redemption Order”) of any Trust. Shares of a Trust may be created or redeemed only in aggregations of 100 Shares (each such aggregation, a “Basket”) of such Trust. Because the creation and redemption of Baskets involve the transfer of digital assets between the Authorized Participant and a Trust, certain processes relating to the underlying digital asset transfers are described below.

EACH TRUST AND THE AUTHORIZED PARTICIPANT ACKNOWLEDGE THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE.

Capitalized terms used but not defined in these Procedures shall have the meanings assigned to them in the Master Participant Agreement.

Each Participant is responsible for ensuring that the number of (i) digital assets that equal the Total Basket Amount (as defined below) or (ii) Baskets it intends to transfer to a Trust in exchange for digital assets, respectively, are available to transfer to such Trust in the manner and at the times described in these Procedures.

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ARTICLE II

CREATION PROCEDURES

In order to create Baskets of a Trust, the Authorized Participant must transfer to such Trust the number of digital assets equal to the Total Basket Amount, as calculated in accordance with Section 2 of this Article II below. In order to facilitate the transfer of the Total Basket Amount in connection with a creation, the Sponsor, on behalf of such Trust as the digital asset recipient, will provide to the Authorized Participant the address for the Digital Asset Account belonging to such Trust, as the party initiating the transfer of digital assets. In the data packets distributed from digital asset software programs to confirm each transfer of digital assets, the Sponsor, the relevant Security Vendors and the Authorized Participant must “sign” transactions with a data code derived from entering the private key into a “hashing algorithm,” which signature serves as validation that the transaction has been authorized by the Authorized Participant, as owner of the digital assets. The signing process is facilitated by either a software program or a third party provider used to generate digital asset wallets and the related addresses for each of the relevant Trust and the Authorized Participant. An Authorized Participant who transfers digital assets to a Trust in exchange for Creation Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or such Trust, except as otherwise set forth in the Master Participant Agreement. For the avoidance of doubt, it is understood that there may be transaction fees associated with the validation of the transfer of digital assets by the relevant digital asset network.

1. Placing of Creation Order.

1.1.

Authorized Participants may submit Creation Orders to the Sponsor or its delegate only on Business Days. Creation Orders can only be placed for a number of Shares of a Trust equal to one or more whole Baskets. A Creation Order to create one or more Creation Baskets must be placed by an Authorized Participant with the Sponsor or its delegate by 4:00 p.m., New York time, (the “Order Cut-Off Time”) on a Business Day (the “Creation Order Date”).

1.2.	To place a Creation Order, an Authorized Person of the Authorized Participant must email the Sponsor or its delegate at creations@grayscale.co.

1.3.	ALL CREATION ORDERS REQUIRE WRITTEN CONFIRMATION FROM THE SPONSOR OR ITS DELEGATE VIA EMAIL (THE “CREATION ORDER CONFIRMATION EMAIL”).

1.4.	A CREATION ORDER FOR CREATION BASKETS OF A TRUST CANNOT BE CANCELED BY THE AUTHORIZED PARTICIPANT AFTER THE CREATION ORDER CONFIRMATION EMAIL HAS BEEN SENT.

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1.5.

After the Order Cut-Off Time, the Sponsor will calculate the number of digital assets that the Authorized Participant must transfer to the relevant Trust to fulfill the Creation Order on the Creation Order Date (in accordance with Sections 2 and 3 below) and send such calculation to the Authorized Participant to complete the Creation Order Form (the “Creation Order Calculation Email”).

1.6.

After the Creation Order Calculation Email is sent by the Sponsor or its delegate to the Authorized Participant, the Authorized Participant shall email a PDF copy of the completed Creation Order Form to the Sponsor or its delegate. Upon receipt, the Sponsor or its delegate shall immediately email or telephone the Authorized Participant if the Sponsor or its delegate believes that the Creation Order Form has not been completed correctly by the Authorized Participant.

1.7.

Subject to the conditions that a properly completed Creation Order Form has been placed by the Authorized Participant not later than6:00 p.m., New York time, Section 3(c) of the Master Participant Agreement and any other applicable provision contained in these Procedures, the Sponsor or its delegate will accept the Creation Order on behalf of the relevant Trust.

2. Determination of Total Basket Amount

2.1.

After the Order Cut-Off Time, the Sponsor or its delegate will calculate the number of digital assets that the Authorized Participant must transfer to the relevant Trust to fulfill the Creation Order on the Creation Order Date.

2.2.

The number of digital assets required for a Creation Basket or a Redemption Basket of a Trust shall be determined by the Sponsor or its delegate by dividing (x) the number of digital assets owned by such Trust at 4:00 p.m., New York time, on the Creation Order Date, after deducting the number digital assets representing the U.S. Dollar value of accrued but unpaid fees and expenses of such Trust (in the case of any such fee and expense other than the Sponsor’s Fee, converted using the relevant Index Price (as defined in such Trust’s Memorandum) at such time (carried to the eighth decimal place)), by (y) the number of Shares of such Trust outstanding at such time (the quotient so obtained calculated to one one-hundred-millionth of one digital asset (i.e., carried to the eighth decimal place)) and multiplying such quotient by 100 (the “Basket Amount”). The Basket Amount multiplied by the number of Baskets being created in accordance with this Article II or redeemed in accordance with Article III is the “Total Basket Amount.” The Sponsor’s determination of all questions as to the composition of the Total Basket Amount shall be final.

3. Settlement of Creation Order

3.1.

Once the Total Basket Amount has been determined, the Sponsor or its delegate will send the Creation Order Calculation Email to the Authorized Participant providing the (i) Total Basket Amount and (ii) the address of a Digital Asset Account belonging to the relevant Trust.

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3.2.

Between the Authorized Participant’s receipt of such e-mail, as provided in Section 3.1 of this Article II, and 6:00 p.m., New York time, the Authorized Participant will initiate the transfer of the Total Basket Amount from such Authorized Participant Self-Administered Account to the relevant Digital Asset Account and will immediately notify the Sponsor or its delegate via e-mail of such transfer. THE AUTHORIZED PARTICIPANT IS SOLELY RESPONSIBLE FOR THE ACCURACY OF SUCH AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT USED IN CONNECTION WITH THE TRANSFER OF THE TOTAL BASKET AMOUNT PURSUANT TO A CREATION ORDER. TRANSFERS OTHER THAN THOSE RECEIVED FROM AN AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT WILL NOT BE CREDITED TO ANY AUTHORIZED PARTICIPANT. NONE OF THE SPONSOR, ITS DELEGATES OR ANY SECURITY VENDOR SHALL BE RESPONSIBLE FOR ANY TRANSFERS MADE FROM AN ACCOUNT OTHER THAN AN AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT.

3.3.

The Sponsor or its delegate will confirm transfer of the Total Basket Amount from such Authorized Participant Self-Administered Account to the relevant Digital Asset Account and, if applicable, the validation of such transfer by the relevant digital asset network with the relevant Security Vendors. The Sponsor may determine another mechanism for a Trust to accept delivery of digital assets as the Sponsor may, from time to time, determine to be acceptable for such Trust.

3.4.

The Sponsor or its delegate will send a confirmation email to the Authorized Participant to evidence such transfer of the Total Basket Amount to the relevant Digital Asset Account. The Sponsor or its delegate will call or e-mail the Authorized Participant to confirm the relevant Trust’s receipt of the Total Basket Amount in such Digital Asset Account. The expense and risk of delivery, ownership and safekeeping of digital assets, until such digital assets have been transferred to such Digital Asset Account shall be borne solely by the Authorized Participant.

3.5.

Upon confirmation of receipt of the Total Basket Amount in the relevant Digital Asset Account, the Sponsor or its delegate will direct the Transfer Agent to credit to the account of the Investor on behalf of which the Authorized Participant submitted the Creation Order the number of Creation Baskets of the relevant Trust ordered by the Authorized Participant as soon as possible thereafter, provided that the Transfer Agent shall credit the number of Creation Baskets to fill the Authorized Participant’s Creation Order by no later than 6:00 p.m., New York time, on the Creation Order Date, or as soon thereafter as practicable.

3.6.	The Transfer Agent will issue a statement to the Sponsor and the Authorized Participant reflecting the number of Creation Baskets that have been credited to the Authorized Participant.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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4.

DISCLAIMER. DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE AND THERE IS NO RECOURSE AGAINST ANYONE FOR THE WRONGFUL DELIVERY OF DIGITAL ASSETS TO AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID WALLET ADDRESS AND THERE IS CURRENTLY NO METHOD TO RETRIEVE DIGITAL ASSETS FROM AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID ADDRESS. THE EXPENSE AND RISK OF DELIVERY, OWNERSHIP AND SAFEKEEPING OF DIGITAL ASSETS, UNTIL SUCH DIGITAL ASSETS HAVE BEEN RECEIVED BY THE RELEVANT TRUST, SHALL BE BORNE SOLELY BY THE AUTHORIZED PARTICIPANT. SUCH TRUST, THE SPONSOR, ITS DELEGATES AND THE RELEVANT SECURITY VENDORS ARE NOT RESPONSIBLE FOR ERRANT TRANSFERS DUE TO TYPOGRAPHICAL, COMPUTER OR HUMAN ERROR ON THE PART OF THE AUTHORIZED PARTICIPANT.

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Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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ARTICLE III

REDEMPTION PROCEDURES

In order to redeem Baskets of a Trust, the Authorized Participant must transfer Baskets to such Trust and such Trust must transfer an amount of digital assets equal to the Total Basket Amount, as calculated in accordance with Section 2 of Article II, to the Authorized Participant. In order to facilitate the transfer of the Total Basket Amount in connection with a redemption, the Authorized Participant, as the digital asset recipient, will provide the address of its Authorized Participant Self-Administered Account to the Sponsor or its delegate, who will, instructing the relevant Security Vendors as necessary, initiate the transfer of digital assets on behalf of the relevant Trust. In the data packets distributed from digital asset software programs to confirm each transfer of digital assets, the Sponsor and the relevant Security Vendors must “sign” transactions with a data code derived from entering the private key into a “hashing algorithm,” which signature serves as validation that the transaction has been authorized by the relevant Trust, as owner of the digital assets. The signing process is facilitated by either a software program or a third party provider used to generate digital asset wallets and the related addresses for each of the relevant Trust and the Authorized Participant. An Authorized Participant will not incur any fees or other form of expenses in connection with a redemption transaction, except as otherwise set forth in the Master Participant Agreement. For the avoidance of doubt, it is understood that there may be transaction fees associated with the validation of the transfer of digital assets by the relevant digital asset network.

EACH TRUST AND THE AUTHORIZED PARTICIPANT ACKNOWLEDGE THAT DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE.

1. Placing of Redemption Order.

1.1.

Authorized Participants may submit Redemption Orders only on Business Days. Redemption Orders may only be placed for a number of Shares of a Trust equal to one or more whole Baskets. A Redemption Order to redeem one or more Redemption Baskets must be placed by an Authorized Participant with the Sponsor or its delegate by 4:00 p.m., New York time, (the “Order Cut-Off Time”) on a Business Day (the “Redemption Order Date”).

1.2.	To place a Redemption Order, an Authorized Person of the Authorized Participant must email the Sponsor or its delegate at redemptions@grayscale.co

1.3.	ALL REDEMPTION ORDERS REQUIRE WRITTEN CONFIRMATION FROM THE SPONSOR OR ITS DELEGATE VIA EMAIL (THE “REDEMPTION ORDER CONFIRMATION EMAIL”).

1.4.	A REDEMPTION ORDER FOR REDEMPTION BASKETS OF A TRUST CANNOT BE CANCELED BY THE AUTHORIZED PARTICIPANT AFTER THE SPONSOR’S OR ITS DELEGATE’S REDEMPTION ORDER CONFIRMATION EMAIL HAS BEEN SENT

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Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

ETH-94

Confidential treatment requested by the registrant for its submission of this draft registration statement

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1.5.

After the Order Cut-Off Time, the Sponsor will calculate the Total Basket Amount that the relevant Trust must transfer to the Authorized Participant to fulfill the Redemption Order on the Redemption Order Date (in accordance with Section 2 of Article II of these Procedures) and send such calculation to the Authorized Participant to complete the Redemption Order Form (the “Redemption Order Calculation Email”).

1.6.

After the Redemption Order Calculation Email is sent by the Sponsor or its delegate to the Authorized Participant, the Authorized Participant shall email a PDF copy of the completed Redemption Order Form to the Sponsor or its delegate. Upon receipt, the Sponsor or its delegate shall immediately email or telephone the Authorized Participant if the Sponsor or its delegate believes that the Redemption Order Form has not been completed correctly by the Authorized Participant.

1.7.

Subject to the conditions that a properly completed Redemption Order Form has been placed by the Authorized Participant not later than 6:00 p.m., New York time, Section 3(d) of the Master Participant Agreement and any other applicable provision contained in these Procedures, the Sponsor or its delegate will accept the Redemption Order on behalf of the relevant Trust.

2. Determination of Total Basket Amount.

2.1.

After the Order Cut-Off Time, the Sponsor or its delegate will calculate the Total Basket Amount that the relevant Trust must transfer to the Authorized Participant to fulfill the Redemption Order on the Redemption Order Date in accordance with Section 2 of Article II of these Procedures.

3. Settlement of Redemption Order.

3.1.	Once the Total Basket Amount has been determined, the Sponsor or its delegate will send the Redemption Order Calculation E-mail to the Authorized Participant providing the Total Basket Amount.

3.2.

The Authorized Participant will then send an email to the Sponsor or its delegate (i) acknowledging the receipt and the content of the Sponsor’s or its delegate’s email, as provided in Section 3.1 of this Article III, and (ii) providing the address of its Authorized Participant Self-Administered Account.

3.3.

Upon receipt of the Authorized Participant’s email, the Sponsor or its delegate will email or telephone the Authorized Participant within 30 minutes, or as soon thereafter as practicable to orally confirm receipt of the e-mail and the information included in such e-mail generally, and such Authorized Participant Self-Administered Account specifically. THE AUTHORIZED PARTICIPANT IS SOLELY RESPONSIBLE FOR THE ACCURACY OF SUCH

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Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT PROVIDED IN CONNECTION WITH THE TRANSFER OF THE TOTAL BASKET AMOUNT PURSUANT TO A REDEMPTION ORDER. TRANSFERS WILL ONLY BE MADE TO AN AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT AND ANY REQUEST FOR A TRANSFER TO AN ACCOUNT OTHER THAN AN AUTHORIZED PARTICIPANT SELF-ADMINISTERED ACCOUNT WILL BE REJECTED.

3.4.

The Sponsor or its delegate will direct the Transfer Agent to debit the account of the Investor on behalf of which the Authorized Participant placed the Redemption Order the number of Redemption Baskets of the relevant Trust ordered by the Authorized Participant as soon as possible, provided that the Transfer Agent shall so debit the number of Redemption Baskets to fill the Authorized Participant’s Redemption Order by no later than 6:00 p.m., New York time, on the Redemption Order Date, or as soon thereafter as practicable.

3.5.	The Transfer Agent will e-mail the Sponsor or its delegate to confirm the debiting of the Redemption Baskets ordered by the Authorized Participant in the transfer register.

3.6.	The Transfer Agent will issue a statement to the Sponsor and the Authorized Participant reflecting the number of Redemption Baskets that have been debited from the Authorized Participant.

3.7.

The Sponsor or its delegate will, instructing the relevant Security Vendors as necessary, initiate the transfer of the Total Basket Amount from the relevant Digital Asset Account, to such Authorized Participant Self-Administered Account as soon as possible, provided that the transfer of the Total Basket Amount from such Digital Asset Account to such Authorized Participant Self-Administered Account shall occur by no later than the 6:00 p.m., New York time, on the Redemption Order Date. The expense and risk of delivery, ownership and safekeeping of digital assets, until such digital assets have been transferred into such Authorized Participant Self-Administered Account, shall be borne solely by the relevant Trust.

3.8.

If applicable, one or more of the Security Vendors will provide confirmation to the Sponsor or its delegate after it receives confirmation of the transfer of the Total Basket Amount and the validation of such transfer by the relevant digital asset network.

3.9.	The Sponsor or its delegate will e-mail and call the Authorized Participant to confirm receipt of the Total Basket Amount in such Authorized Participant Self-Administered Account.

4. DISCLAIMER. DIGITAL ASSET TRANSFERS MAY BE IRREVERSIBLE AND THERE IS NO RECOURSE AGAINST ANYONE FOR THE WRONGFUL DELIVERY OF DIGITAL ASSETS TO AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID WALLET ADDRESS

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Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.

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Confidential treatment requested by the registrant for its submission of this draft registration statement

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AND THERE IS CURRENTLY NO METHOD TO RETRIEVE DIGITAL ASSETS FROM AN INADVERTENT RECIPIENT, AN INACTIVE (DEAD) WALLET ADDRESS OR AN INVALID WALLET ADDRESS. THE EXPENSE AND RISK OF DELIVERY, OWNERSHIP AND SAFEKEEPING OF DIGITAL ASSETS, UNTIL SUCH DIGITAL ASSETS HAVE BEEN RECEIVED BY THE AUTHORIZED PARTICIPANT, SHALL BE BORNE SOLELY BY THE RELEVANT TRUST. SUCH TRUST, THE SPONSOR, ITS DELEGATES AND ANY SECURITY VENDORS ARE NOT RESPONSIBLE FOR ERRANT TRANSFERS DUE TO TYPOGRAPHICAL, COMPUTER OR HUMAN ERROR ON THE PART OF THE AUTHORIZED PARTICIPANT.

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Certain confidential information contained in this document, marked by [**], has been omitted because Grayscale Ethereum Trust (ETH) has determined that the information (i) is not material and (ii) would likely cause competitive harm to Grayscale Ethereum Trust (ETH) if publicly disclosed.